Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Reynolds American Inc. on Form S-4 of our report dated January 16, 2004 related to the combined consolidated financial statements of Brown & Williamson Tobacco Corporation/Lane Limited as of and for the years ended December 31, 2002 and 2001, appearing in the prospectus, which is part of this registration statement.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Louisville, Kentucky
January 16, 2004